UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Berkshire Hills Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 14, 2020

April 30, 2020

This Supplement to our Proxy Statement dated April 3, 2020 (the “2020 Proxy Statement”) is furnished on or about April 30, 2020 to stockholders of Berkshire Hills Bancorp, Inc. (“Berkshire” or the “Company”) in connection with the solicitation by our Board of Directors of proxies to be voted at the 2020 Annual Meeting of Stockholders to be held on May 14, 2020, at 3:00 p.m., Eastern Time. On or about April 3, 2020, the Company mailed to stockholders of record as of March 19, 2020 a notice containing instructions on how to access our Annual Meeting materials, including a proxy statement containing important information about the items of business to be considered at the Annual Meeting, how to request paper copies of these materials and how to vote online or by telephone.

Our 2020 Proxy Statement inadvertently omitted information regarding the number of meetings held by committees of the Board of Directors during 2019. The sole purpose of this supplement is to provide the omitted information. No other changes have been made to the Annual Meeting materials. The additional information provided in this supplement should be read in conjunction with our other Annual Meeting materials, including the 2020 Proxy Statement.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Corporate Responsibility & Culture Committee	Risk Management & Capital Committee	Compliance & Regulatory Committee
Number of Meetings in 2019	18	7	8	6*	7	7
* The Corporate Responsibility and Culture Committee was formed by the Board of Directors in March 2019.